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                                                                     Exhibit 8.1



                       [Letterhead of Baker Botts L.L.P.]

                                                              September 7, 2001



Reliant Energy Transition Bond Company LLC
1111 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:

          We have acted as counsel for Reliant Energy, Incorporated, a Texas corporation ("Reliant Energy"), and Reliant Energy Transition Bond Company LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 7, 2001 relating to the proposed issuance of up to $750,700,000 in aggregate principal amount of transition bonds (the "Transition Bonds") of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus. We have examined the Prospectus, the Prospectus Supplement, the private letter ruling dated February 18, 2000, received by Reliant Energy from the Internal Revenue Service regarding certain tax issues related to issuance of the Transition Bonds (the "Private Letter Ruling"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Transition Bonds will be issued in accordance with the operative documents described in the Prospectus and the Prospectus Supplement.

          Based on certain assumptions set forth therein, statements of legal conclusion set forth under the heading "Material Federal Income Tax Consequences for the Transition Bondholders" in the Prospectus reflect our opinions on the material tax consequences of the purchase, ownership and disposition of the Transition Bonds based on the Internal Revenue Code of 1986 and applicable regulations thereunder, both as in effect on the date hereof, and on reported judicial decisions and administrative rulings.
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          Our opinion is limited to tax matters specifically covered hereby.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the sections captioned "Material Federal Income Tax Consequences for the Transition Bondholders" and "Legal Matters" in the Prospectus. In signing this consent, we do not thereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                      Sincerely,

                                      /s/ BAKER BOTTS L.L.P.